UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 4, 2010

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 4, 2010, Benchmark Electronics, Inc. issued a press release announcing that its Board of Directors had approved the repurchase of up to $100 million of the Company’s outstanding common shares. This repurchase program is in addition to the current, active 2008 repurchase program in which the Company is authorized to purchase up to $100 million of the Company’s outstanding common shares. Share repurchases may be made in the open market, in privately negotiated transactions or block transactions, at the discretion of the Company’s management, and as market conditions warrant. During 2010 the Company has repurchased 632,400 shares totaling $12 million and has $38 million remaining under the 2008 repurchase program. The timing and amount of specific repurchases are subject to the requirements of the Securities and Exchange Commission, market conditions, alternative uses of capital and other factors. The Company may enter into Rule 10b5-1 plans to facilitate repurchases under the program. A Rule 10b5-1 plan would generally permit the Company to repurchase the shares at times when it might otherwise be prevented from doing so under certain securities laws. Purchases will be funded from available cash and may be commenced, suspended or discontinued at any time without prior notice. Shares repurchased under the program will be retired. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 99.1                                Press release dated March 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: March 4, 2010	By:	/s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer

EXHIBITS INDEX

Exhibit
Number                                           Description

            Exhibit 99.1                                                  Press release dated March 4, 2010